EXHIBIT 99.1

For Immediate Release
Contacts:

James B. Lipham	Shawn Roberts
Chief Financial Officer	TSYS Investor Relations
+1.706.649.2262	+1.706.644.6081
shawnroberts@tsys.com
TSYS Announces Guidance for 2007 Earnings
Columbus, Georgia, May 23, 2006 — TSYS today announced guidance for earnings in 2007. Excluding the one-time Bank of America contract termination payment in 2006 of approximately $69 million and the acceleration of amortization of Bank of America contract acquisition costs of approximately $6 million, earnings are expected to increase between 1-3% in 2007 compared to estimated 2006 earnings. On a GAAP basis, TSYS’ estimated 2007 earnings are expected to decline between
16-14% as compared to estimated 2006 earnings.
     “We believe it is quite an achievement to expect these earnings results considering the impact of de-converting two large clients in 2006,” said Philip W. Tomlinson, chairman and chief executive officer of TSYS.
     “Our ability to manage through this transition is attributed to our robust conversion pipeline of 75 million accounts. Our team is doing an outstanding job of redeploying resources and assets to new business. We are aggressively managing our expenses, but signing new business opportunities to sustain our long-term growth and profitability is our top priority. We are confident that our team can successfully meet all of these challenges and we are optimistic about the opportunities that lie ahead,” said Tomlinson.
     TSYS’ 2007 earnings forecast is based on the following assumptions:
1.	As previously announced, estimated 2006 earnings growth will be at the high end of the 21-23% range.

2.	Citigroup’s Sears portfolio will be de-converted in the second quarter of 2006.

3.	The de-conversion of Bank of America’s consumer portfolio will occur as scheduled in October 2006, with a one-time contract-termination payment of approximately $69 million and an acceleration of amortization of contract-acquisition costs of approximately $6 million.

4.	Including the Bank of America termination payment, estimated total revenues will decline 9-7% in 2007. Excluding the termination fee and total reimbursable items, estimated total revenues will approximate 2006 levels.

5.	The conversion of the Capital One portfolio which will begin in mid-2006 and end in early 2007 will be successfully completed and recognition of revenues and expenses associated with the agreement will begin in the fourth quarter of 2006.
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TSYS announces guidance for 2007 earnings/p.2
6.	J.P. Morgan Chase & Co. will discontinue its processing agreement according to the original schedule and will license TSYS’ processing software in 2007.

7.	Expense reductions in employment, equipment, leases and other areas which are included in 2007 estimates will be accomplished.

8.	TSYS will not incur significant expenses associated with the conversion of new large clients and/or acquisitions.
     Presentation of revenues and earnings excluding the Bank of America termination payment, acceleration of amortization of contract acquisition costs and reimbursable items are non-GAAP financial measures. The following table is a reconciliation of the range of changes from 2006 to 2007, comparing non-GAAP estimated financial measures to GAAP estimated financial measures:

	Range of Guidance
	($ in millions)
			2007 vs. 2006
	2007	2006	% change
Forecasted net income	$201 to $205	$239	(16%) to (14%)

Less: estimated termination payment and acceleration of amortization of contract acquisition costs, net of tax		($40)

Forecasted net income, excluding impact of termination payment and acceleration of amortization of contract acquisition costs	$201 to $205	$199	1% - 3%

Forecasted total revenues	$1,561 to $1,595	$1,715	(9%) to (7%)

Less: forecasted total reimbursable items	($235)	($306)
Less: estimated termination payment		($69)

Forecasted revenues, excluding reimbursable items and estimated termination payment	$1,326 to $1,360	$1,340	(1%) to 1%

TSYS believes the table above presents meaningful information to assist investors in understanding our financial estimates for changes in total revenues and earnings from 2006 to 2007 as a result of the Bank of America consumer portfolio de-conversion as the non-GAAP financial measures exclude amounts that we do not consider part of ongoing operating results. The non-GAAP financial percentage changes should not be considered by themselves or as a substitute for the GAAP percentage changes year over year. The non-GAAP measures should be considered as an additional view of the way TSYS’ financial measures are affected by the one-time Bank of America contract termination payment, acceleration of amortization of contract acquisition costs and reimbursable items and should be used in conjunction with all publicly filed financial statements and reports.
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TSYS announces guidance for 2007 earnings/p.3
About TSYS
     TSYS (www.tsys.com) is one of the world’s largest companies for outsourced payment services, offering a broad range of issuer- and acquirer-processing technologies that support consumer-finance, credit, debit and prepaid services for financial institutions and retail companies in North America, Europe and the Asia-Pacific. Based in Columbus, Ga., TSYS (NYSE: TSS) is 81-percent held by Synovus Financial Corp. (NYSE: SNV), one of FORTUNE magazine’s “Most Admired Companies” and a member of its “100 Best Companies to Work For” Hall of Fame. For more information, contact news@tsys.com.
This press release contains statements that constitute “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934 as amended by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among others, statements regarding TSYS’ earnings forecast for 2007, and the assumptions underlying such statements, including, with respect to TSYS’ earnings forecast for 2007, estimated 2006 earnings growth will be at the high end of the 21-23% range; including the Bank of America termination fee, estimated total revenues will decline 9-7% in 2007 and excluding the termination fee and total reimbursable items, estimated total revenues will approximate 2006 levels; deconversion of Bank of America’s consumer portfolio as scheduled in October 2006 with a one-time termination payment of $69 million and an acceleration of amortization of approximately $6 million in contract-acquisition costs; J.P. Morgan Chase & Co. will discontinue its processing agreement according to the original schedule and will license TSYS’ processing software in 2007; Citigroup’s Sears portfolio will be deconverted in the second quarter of 2006; expense reductions in employment, equipment, leases and other areas which are included in 2007 estimates will be accomplished; the conversion of the Capital One portfolio which will begin in mid-2006 and end in early 2007 will be successfully completed and recognition of revenues and expenses associated with the agreement will begin in the fourth quarter of 2006; and TSYS will not incur significant expenses associated with the conversion of new large clients and/or acquisitions. These statements are based on the current beliefs and expectations of TSYS’ management and are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by the forward-looking statements. A number of important factors could cause actual results to differ materially from those contemplated by our forward-looking statements in this press release. Many of these factors are beyond TSYS’ ability to control or predict. These factors include, but are not limited to, one or more of the assumptions upon which TSYS’ 2007 earnings forecast is based are incorrect. Additional factors that could cause actual results to differ materially from those contemplated in this release can be found in TSYS’ filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. We do not assume any obligation to update any forward-looking statements as a result of new information, future developments or otherwise.
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